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                                  EXHIBIT 23.2

                 AUTHORIZATION OF VAVRINEK, TRINE, DAY & CO. LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated April 27, 2001 regarding the balance sheet of InPurple, Inc. (A Development Stage Enterprise) as of March 31, 2001, and the related statements of operations, changes in shareholders' equity, and cash flows for the period then ended, in the Form SB-2 filed with the Securities and Exchange Commission and the reference to our firm as experts.

VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
May 8. 2001











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